                                                                    EXHIBIT 99.2

                                                             [AMERUS GROUP LOGO]


FOR IMMEDIATE RELEASE                       For more information, contact:
                                            Marty Ketelaar, Director,
                                            Investor Relations
                                            (515) 362-3693


          AMERUS GROUP DECLARES 2003 ANNUAL DIVIDEND OF $0.40 PER SHARE

         DES MOINES, Iowa (November 7, 2003)--AmerUs Group (NYSE:AMH), a leading producer of life insurance and annuity products, today announced its Board of Directors declared an annual dividend of $0.40 per share payable December 15, 2003 to shareholders of record on November 28, 2003.
         AmerUs Group Co. is located in Des Moines, Iowa, and is engaged through its subsidiaries in the business of marketing and underwriting individual life insurance and annuity products in 50 states, the District of Columbia and the U.S. Virgin Islands. Its major subsidiaries include: AmerUs Life Insurance Company, American Investors Life Insurance Company, Inc., Bankers Life Insurance Company of New York and Indianapolis Life Insurance Company.
         As of September 30, 2003, AmerUs Group's total assets were $21.8 billion and shareholders' equity totaled $1,411.8 million, including accumulated other comprehensive income.

                                     - 30 -